                                                                    EXHIBIT 24.2

[LOGO]                       BARNES, SALY & COMPANY

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Moxham Bank Corporation
Johnstown, Pennsylvania


     We consent to the inclusion in amendment No. 1 to the registration statement dated May 17, 1996 on Form S-4 (concerning the merger of Moxham Bank Corporation into BT Financial Corporation) of our report dated February 15, 1996 on our audits of the consolidated financial statements of Moxham Bank Corporation and subsidiaries as of December 31, 1995 and 1994 and for the three years ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts".



/s/ BARNES, SALY & COMPANY LLP



May 17, 1996